Exhibit 3.1

Effective October 11, 2010

AMENDED AND RESTATED
BY-LAWS  OF
ACETO CORPORATION,
AS AMENDED

ARTICLE I

MEETING OF SHAREHOLDERS

SEC. 1.    ANNUAL MEETINGS. Meetings of shareholders shall be held at the principal office of the Corporation, or at such place within or without the State of New York as the Board of Directors shall authorize. The Annual Meeting of the Shareholders shall be held within six (6) months from the date of the close of the Corporation's fiscal year, at such place and time as the Board of Directors shall authorize. The meeting shall be for the purpose of electing officers and for the transaction of such business as may be brought before it.  Notice of such meeting shall be given by the Secretary as required by law; by serving personally or mailing not less than ten (10) days and not more than fifty (50) days previous to such meeting, postage prepaid, a copy of such notice, addressed to each shareholder entitled to vote at such meeting. Any and all notices of such meeting may be waived by any shareholder by written waiver or by attendance thereat, whether in person, or by proxy.

SEC. 2.    SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors or by the President, and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding.  Such request shall state the purposes of the proposed meeting. Business transacted at a Special meeting shall be confined to the purposes stated in the notice.

SEC. 3.    NOTICE OF MEETING OF SHAREHOLDERS.  Written notice of the time, place, purpose or purposes of every meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at the meeting.

When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

SEC. 4.    FIXING THE RECORD DATE. For the purpose of determining the shareholders entitled to notice or to vote in any meeting of shareholders, or at any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend, or the allotment of any right, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than sixty (60) days prior to any other action.

SEC. 5.    VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof.

Such list shall (i) be produced at the time and place of the meeting, (ii) be subject to the inspection of any shareholder during the whole time of the meeting, and (iii) be prima face evidence as who are the shareholders entitled to examine such list or to vote at any meeting.

SEC. 6.    PROXIES. Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, providing that the shareholder shall file written notice of such revocation with the Secretary of the meeting prior to the vote of such proxy.

SEC. 7.    QUORUM. At any meeting of the shareholders, the holders of one-third of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of one-third of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not thereby broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

SEC. 8.    SELECTION OF INSPECTORS.
(a)     The person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat, shall appoint one or more inspectors to act at the meeting or any adjournment thereof.

(b)     The requirement for inspectors at any shareholders' meeting is waived unless compliance therewith is requested by a shareholder entitled to vote at such meeting.

(c)     Each inspector before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting.

(d)     No person shall be elected a Director at a meeting at which he or she has served as an inspector.

SEC. 9.    DUTIES OF INSPECTORS. The inspectors shall determine the number of shares outstanding; the shares represented at the meeting; the existence of a quorum; the validity and effect of proxies; and shall receive votes or consents; hear and determine all challenges and questions arising with the right to vote; count and tabulate all votes or consents; determine the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

SEC. 10.   ELECTION OF DIRECTORS. Directors shall be elected by a plurality of the votes cast at an election, votes for Directors shall be non-cumulative.

SEC. 11.   ORDER OF BUSINESS. The order of business at all meetings of shareholders shall be as follows:

1.	Roll Call.
2.	Proof of notice of meeting or waiver of notice.
3.	Designation of inspectors.
4.	Reading of minutes of preceding meetings, unless such reading is waived by the votes of a majority of shareholders present at the meeting.
5.	Reports of officers.
6.	Election of directors.
7.	Unfinished business.
8.	New business.

ARTICLE II

DIRECTORS

SEC. 1.    NUMBER. The affairs and business of this Corporation shall be managed by a Board of seven (7) directors, unless and until otherwise determined by vote of a majority of the entire Board of Directors. The number of Directors shall not be less than three (3). Directors need not be shareholders.

SEC. 2.    HOW ELECTED. At the annual meeting the persons duly elected by the votes cast at the election held thereat shall become Directors for the ensuing year.

SEC. 3.    TERM OF OFFICE. The term of office of each of the Directors shall be one year, and thereafter until his successor has been elected.;

SEC. 4.    DUTIES OF DIRECTORS. The Board of Directors shall have control and general management of the affairs and business of the Corporation. Such Directors shall in all cases act as a Board, regularly convened, by a majority and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these By-Laws and the Laws of the State of New York. The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an Executive Committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in much resolution. Each such committee shall serve all the pleasure of the Board.

SEC. 5.    DIRECTORS' MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President at any time, and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of 2 Directors.

SEC. 6.    NOTICE OF MEETINGS. Notice of meetings, other than regular annual meetings of the Board of Directors, shall be given by service upon each Director in person, e-mail or by facsimile transmission (acknowledged received), at least 2 days before the date therein designated for such meeting, including the date of mailing, of a written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting and no business other than that specified in such notice shall be transacted at any special meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

SEC. 7.    QUORUM. At any meeting of the Board of Directors, a majority of the Board shall constitute a quorum for the transaction of business; but in the event of a quorum not being present, a less number may adjourn the meeting to some future time, not more than 30 days later.

SEC. 8.    VOTING. At all meetings of the Board of Directors, each Director is to have one vote, irrespective of the number of shares of stock that he or she may hold.

SEC. 9.    VACANCIES. When a vacancy shall occur in the Board of Directors by death, resignation, removal, increase in the size of the Board or otherwise, the same may be filled by a majority vote of the remaining members of the Board. The person so chosen shall hold office until the next annual meeting or until his or her successor is elected. The Board, however, may elect by a majority vote of the remaining members of the Board, to reduce the size of the Board in lieu of filling the vacancy.

SEC. 10.   REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed either with or without cause, at any time by a vote of the stockholders holding 51% of the stock, at any special meeting called for the purpose, or at the annual meeting.

SEC. 11.   DIRECTOR ACTION BY CONFERENCE TELEPHONE. Any one or more members of the Board of Directors or of any Committee of the Board of Directors may participate in a meeting of such Board or Committee by means of a conference telephone or similar equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting.

SEC.12.    INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify any person, made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, his or her testator or intestate, is or was a director, officer, or employee of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him or her in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director, officer, or employee is adjudged to have breached his or her duty to the Corporation. The Corporation shall indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director, officer, or employee of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he or she, his or her testator or intestate, was a director, officer, or employee of the Corporation, or served such other Corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director, officer, or employee acted, in good faith, for a purpose which he or she reasonably believed to be in the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. The foregoing right of indemnification shall not be exclusive of other rights to which he or she may be entitled.

The Corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director of another corporation against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of section 722 and 717 of the Business Corporation Law.

ARTICLE III

OFFICERS

SEC. 1.    NUMBER OF OFFICERS. The Officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, and a Secretary, and any Officer may hold more than one office, except the same person may not hold the offices of President and Secretary.

The Board of Directors may appoint such other officers, agents and employees as in their sole discretion they shall deem advisable, who shall be subject to recall at all times by a majority vote of the Board of Directors.

SEC. 2.    ELECTION OF OFFICERS. The Officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders and shall hold office for one year and until their successors have been duly elected and qualified.

SEC. 3.    REMOVAL OF OFFICERS. Any officer elected by the Board of Directors may be removed, with or without cause, and a successor elected, by vote of the Board of Directors, regularly convened at a regular or special meeting.

SEC. 4.    CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and at all meetings of shareholders.

SEC. 5.    CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge of the business, affairs and property of the Corporation, and shall have general supervision of its officers and agents. He may do and perform all acts incident to the office of Chief Executive Officer of the Corporation.

SEC. 6.    PRESIDENT. The President shall be the Chief Operating Officer of the Corporation and shall have general charge of the operations thereof, subject to the direction of the Board of Directors, and shall have general supervision over its operating officers and agents.  He shall, if present, preside at all meetings of the shareholders in the absence of the Chairman of the Board and Vice Chairman.  He shall, if present, preside at all meetings of the Board of Directors in the absence of the Chairman of the Board and any lead independent director appointed by the Board of Directors with responsibility for chairing meetings of the Board of Directors in the absence of the Chairman of the Board.  He may do and perform all acts incident to the office of President.  In the absence or inability of the Chief Executive Officer to act, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

SEC. 7.    VICE-PRESIDENTS. In the absence of or inability of the President to act, the First Vice-President, and if there be no First Vice President, any Vice President designated by the Board shall perform the duties and exercise the powers of the President and shall perform such other functions as the Board of Directors may from time to time designate.

SEC. 8.    SECRETARY. The Secretary shall: a) Keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books; b) Give and serve all notice of all meetings of the Corporation; c) Be custodian of the records and of the seal of the Corporation and affix the latter to such instruments or documents as may be authorized by the Board of Directors; d) Do and perform all other duties incident to the office of Secretary.

SEC. 9.    TREASURER. The Treasurer shall: a) Have the care and custody of and be responsible for all of the funds and securities of the Corporation and deposit of funds in the name and to the credit of the Corporation in such banks and safe deposit vaults as the Directors may designate; b) Exhibit at all reasonable times his books and accounts to any Director or shareholder of the Corporation upon application at the office of the Corporation during business hours; c) Render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so. He shall keep at the office of the Corporation correct books of account of all of its business and transactions and such books of account as the Board of Directors may require. He shall do and perform all other duties incident to the office of Treasurer.

SEC. 10.   DUTIES OF OFFICERS MAY BE DELEGATED. In the case of the absence of any officer of the Corporation, or for any reason the Board or Chief Executive Officer may deem sufficient, the Board or Chief Executive Officer may, except as otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or any Director for the time being.

SEC. 11.   VACANCIES - HOW FILLED. Should any vacancy in any office occur by death, resignation, inability of an officer to act, or otherwise, the same shall be filled, without undue delay, by the Board of Directors at its next annual meeting, or at a special meeting called for that purpose.

SEC. 12.   COMPENSATION OF OFFICERS. The Officers shall receive such salary or compensation as may from time to time be fixed and determined by the Board of Directors. Any Officer may, with the concurrence of the Board of Directors, work less than full time, or serve as a consultant to the Corporation, upon such terms and such salaries, other compensation or consultant's fees as may from time to time be fixed and determined by the Board of Directors.

ARTICLE IV

SEAL

SEC. 1.    SEAL. The seal of the Corporation shall be circular in form and bear the name of the Corporation, and the words "Seal 1947 New York". The Seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE V

CERTIFICATES OF STOCK

SEC. 1.    ISSUE OF CERTIFICATES REPRESENTING SHARES.  The Corporation shall cause to be issued to each shareholder one or more certificates, under the seal of the Corporation, signed by the Chairman of the Board, (or President) and the Treasurer (or Secretary) certifying the number of shares owned by such shareholder in the Corporation.

SEC. 2     ELECTRONIC SECURITIES RECORDATION. Notwithstanding the provisions of SEC. 1 of this Article V, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable laws.

SEC. 3.    TRANSFER OF STOCK. (a) Transfer of shares of the Corporation shall be made on the share records of the corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE VI

DIVIDENDS

SEC. 1.    WHEN DECLARED. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

ARTICLE VII

BILLS, NOTES, ETC.

SEC. 1.    HOW MADE. All bills payable, notes, checks or other negotiable instruments of the Corporation shall be made in the name of the Corporation, and shall be signed by such officer or officers as the Board of Directors shall from time to time direct. No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name or in behalf of the Corporation, except as herein expressly prescribed and provided.

ARTICLE VIII

AMENDMENTS

SEC. 1.    HOW AMENDED.  These By-Laws may be amended, altered or added to by the vote of the Board of Directors of this Corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose provided a quorum of the Directors is present at such regular or special meeting. These By-Laws, and any amendments thereto and new By-Laws added by the Directors may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders. Whenever any provision of these By-Laws or any amendment thereto shall conflict with a provision in the Certificate of Incorporation (and amendment thereto then in effect), the applicable provisions in such certificate (so amended) shall prevail and control.